GLIMCHER REALTY TRUST

                5,175,000 Common Shares of Beneficial Interest*


                             UNDERWRITING AGREEMENT

                                                                    May 15, 2001

McDonald Investments Inc.
Legg Mason Wood Walker, Incorporated
As Representatives of the Several Underwriters
c/o McDonald Investments Inc.
McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio  44114

Dear Sirs:

     1. Introductory. Glimcher Realty Trust, a Maryland real estate investment trust (the "Trust"), proposes to issue and sell 5,175,000 of its common shares of beneficial interest, par value $.01 per share (the "Common Shares"), which are authorized but unissued, to the underwriters named in Schedule A annexed hereto (the "Underwriters") for whom you are acting as the Representatives. The 5,175,000 Common Shares to be purchased from the Trust are hereinafter referred to as the "Firm Stock." The Trust also proposes to sell to the Underwriters, at their option, an aggregate of not more than 750,000 additional Common Shares, which are hereinafter referred to as the "Option Stock." The Firm Stock and the Option Stock are hereinafter collectively referred to as the "Stock." The Trust and Glimcher Properties Limited Partnership, a Delaware limited partnership (the "Operating Partnership") hereby confirm their several agreements with you, acting as the Representatives of the Underwriters.

     2. Representations and Warranties of the Trust and the Operating Partnership. The Trust and the Operating Partnership jointly and severally represent and warrant to each of the Underwriters that:

        (a) The Trust meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). A registration statement on such Form (File No. 333-43317) with respect to the Stock, including a basic prospectus, has been filed by the Trust with the Securities and Exchange Commission (the "Commission") under the Act. Such registration statement has been declared by the Commission to be effective under the Act and no post-effective amendment to the registration statement has been filed as of the date of this

_______________
* Plus an option to purchase up to 750,000 additional shares to cover over-allotments.

Agreement. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Trust will next file with the Commission either (A) if the Trust relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Stock that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements and, if required to be filed pursuant to Rules 434(c)(2) and 424(b), an Integrated Prospectus (as hereinafter defined), in either case, containing such information as is required or permitted by Rule 434, 430A and 424(b) under the Act or (B) if the Trust does not rely on Rule 434 under the Act, pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in such registration statement, as so amended, describing the Stock and the offering thereof, in such form as has been provided to, or discussed with, and approved by the Underwriter as provided in Section 5(a) of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was declared effective, including (i) all financial schedules and exhibits thereto, (ii) all documents incorporated by reference or deemed to be incorporated by reference therein and (iii) any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined) or, if required to be filed pursuant to Rule 434(c)(2) and 424(b) under the Act, in the Integrated Prospectus; the term "Basic Prospectus" means the prospectus included in the Registration Statement as amended by any form of prospectus filed thereafter pursuant to Rule 424; the term "Preliminary Prospectus" means any preliminary form of the Prospectus (as hereinafter defined) specifically relating to the Stock, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act; the term "Prospectus Supplement" means any prospectus supplement specifically relating to the Stock, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act; the term "Prospectus" means (A) if the Trust relies on Rule 434 under the Act, the Term Sheet relating to the Stock that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements; (B) if the Trust does not rely on Rule 434 under the Act, the Preliminary Prospectus; or (C) if the Trust does not rely on Rule 434 under the Act and if no Preliminary Prospectus is required to be filed, the Basic Prospectus, including, in each case, the Prospectus Supplement; "Basic Prospectus," "Prospectus," "Preliminary Prospectus" and "Prospectus Supplement" shall include in each case the documents, if any, filed by the Trust with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference therein; the term "Integrated Prospectus" means a prospectus first filed with the Commission pursuant to Rules 434(c)(2) and 424(b) under the Act; and the term "Term Sheet" means any abbreviated term sheet that satisfies the requirements of Rule 434 under the Act. Any reference in this Agreement to an "amendment" or "supplement" to any Preliminary Prospectus, the Prospectus, or any Integrated Prospectus or an "amendment" to any registration statement (including the Registration Statement) shall be deemed to include any document incorporated by reference therein that is filed with the Commission under the Exchange Act after the date of such Preliminary Prospectus, Prospectus, Integrated Prospectus or registration statement, as the case may be. For purposes of the preceding sentence, any reference to the "effective date" of an amendment to a registration statement shall, if such amendment is effected by means of the filing with the Commission under the Exchange Act of a document incorporated by reference in such registration statement, be deemed to refer to the date on which such document was so filed with the Commission; any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

     (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus and any amendment or supplement thereto was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder, and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was declared effective, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. When the Prospectus or any Term Sheet that is a part thereof or any Integrated Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective), on the date when the Prospectus is otherwise amended or supplemented and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), each of the Prospectus, and, if required to be filed pursuant to Rules 434(c)(2) and 424(b) under the Act, the Integrated Prospectus as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus or any amendment or supplement thereto, the Registration Statement or any amendment thereto, the Prospectus or, if required to be filed pursuant to Rules 434(c)(2) and 424(b) under the Act, the Integrated Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Trust by any Underwriter specifically for use therein.

     (c) The Trust has been duly organized and is validly existing as a Maryland real estate investment trust, and is in good standing under the laws of the state of Maryland. Each of the Operating Partnership, Glimcher Holdings Limited Partnership ("GHLP"), Grand Central Limited Partnership ("GRCLP"), Glimcher Centers Limited Partnership ("GCLP"), Glimcher York Associates Limited Partnership ("York"), Glimcher University Mall Limited Partnership ("GUMLP"), Colonial Park Mall Limited Partnership ("CPMLP"), Eastland Mall Limited Partnership ("EMLP"), San Mall Limited Partnership ("SMLP"), Montgomery Mall Associates Limited Partnership ("MMALP") and Morgantown Mall Associates Limited Partnership ("MMLP", and together with the Operating Partnership, GHLP, GRCLP, GCLP, York, GUMLP, CPMLP, EMLP, SMLP and MMALP referred to collectively herein as the "Partnership Subsidiaries") have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. Each of Olathe Mall LLC ("Olathe"), Weberstown Mall LLC ("WML"), Glimcher Northtown Venture, LLC ("GNV"), Glimcher New Jersey MetroMall LLC ("GNJ"), Glimcher Lloyd Venture, LLC ("GLV"), Dayton Mall Venture, LLC ("Dayton LLC"), Johnson City Venture LLC ("JCV"), Glimcher SuperMall Venture, LLC ("GSMV"), San Mall, LLC ("SM"), Polaris Center, LLC ("PC"), Eastland Mall, LLC ("EM"), Great Plains MetroMall, LLC ("GPMM"), Elizabeth MetroMall, LLC ("EMM"), Jersey Gardens Center, LLC ("JGC"), Georgesville Square, LLC ("GS") East Pointe Venture LLC ("EP"), Great Mall Phase II, LLC ("GMII"), Meadowview Square, LLC ("MS"), Olathe Mall Phase II, LLC ("Olathe II"), River Valley Venture, LLC ("RV") and Polaris Mall, LLC ("PM" and together with Olathe, Olathe II, EP, GMII, MS, RV, WML, GNV, GNJ, GLV, Dayton LLC, JCV, GSMV, SM, PC, EM, GPMM, EMM, JGC and GS the "LLC Subsidiaries") have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of formation. Each of Glimcher Properties Corporation ("GPC"), Glimcher Centers, Inc. ("GCI"), Glimcher Grand Central, Inc. ("GRCI"), Glimcher Development Corporation ("GDC"), Glimcher Johnson City, Inc. ("GJC Inc."), Glimcher York, Inc. ("York Inc."), Glimcher Dayton Mall, Inc. ("GD Mall"), Glimcher Holdings, Inc. ("GHI"), Glimcher Colonial Trust ("GCT"), Glimcher Colonial Park Mall, Inc. (GCPM"), Glimcher Tampa, Inc. ("GTI"), Glimcher Auburn, Inc. ("GAI"), Glimcher Weberstown, Inc. ("GWI"), Glimcher Blaine, Inc. ("GBI"), Glimcher Montgomery, Inc. ("GMI"), Glimcher Portland, Inc. ("GPI"), Glimcher Georgesville, Inc. ("GGI"), GP Olathe, Inc. ("GPO"), GP MetroMall, Inc. ("GPMM"), San Mall Corporation ("SMC"), Glimcher PTC, Inc. ("GPTC"), Eastland Retail Corporation ("ERC"), Glimcher East Pointe, Inc. ("GEP"), Glimcher Meadowview Square, Inc. ("GMS"), Glimcher Mt. Vernon, Inc. ("GMV"), Glimcher River Valley, Inc. ("GRV"), NJ Metromall Urban Renewal, Inc. ("NJMM"), Glimcher Morgantown Mall, Inc., ("GMMI" and together with GPC, GCI, GRCI, GRD, GJC Inc., York Inc., GD Mall, GHI, GCT, GCPM, GTI, GAI, GWI, GBI, GMI, GPI, GCI, GPO, GPMM, SMC, GPTC, GEP, GMS, GMV, GRV, NJMM and ERC are referred to collectively herein as the "Corporate Subsidiaries", and the Partnership Subsidiaries, the LLC Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the "Subsidiaries") have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. The Corporate Subsidiaries, the LLC Subsidiaries and the Partnership Subsidiaries are the only subsidiaries (direct or indirect) of the Trust. The Trust and the Subsidiaries are duly qualified to transact business as foreign entities, and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise), net worth or results of operations of the Trust and the Subsidiaries ("Material Adverse Effect"), taken as a whole.

     (d) The Trust and each of the Subsidiaries have full power (trust, corporate, partnership and/or limited liability company) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and each of the Prospectus and any Integrated Prospectus or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus; and the Trust has full trust power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

     (e) Except as set forth on Exhibit 2(e), the outstanding equity interests of each Subsidiary, have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Trust free and clear of all liens, encumbrances, equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in each Subsidiary are outstanding, except as described in the Prospectus or any Integrated Prospectus, or as provided for in any organizational documents or operating agreements of any subsidiary, or except as set forth in Exhibit 2(e) hereto. Exhibit 2(e) is a true and correct organizational structure chart identifying all owners of equity interests of each Subsidiary and sets forth the percentage ownership for such owners. As of the Closing Date, (i) the Trust is the sole stockholder of GPC and
(ii) the Trust, directly and indirectly, will not own less than a 88.02% partnership interest in the Operating Partnership.

     (f) Each of the partnership, operating and joint venture agreements to which the Trust or any of the Subsidiaries is a party, and which relates to real property described in the Prospectus, (i) has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (ii) the execution, delivery and performance of any of such agreements by the Trust or the Subsidiaries, as applicable, did not, at the time of execution and delivery, and does not, constitute a breach of, or default under, (a) the charter, declaration of trust, partnership agreement, operating agreement or by-laws (or other organizational documents) of such party or (b) any other material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree, except where such breach or default would not have a Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole.

     (g) The Trust has an authorized, issued and outstanding capitalization as set forth in the Prospectus and any Integrated Prospectus or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus. All of the issued shares of capital stock of the Trust have been duly authorized and validly issued and are fully paid and nonassessable (except that shareholders of the Trust may be subject to personal liability with respect to certain claims for torts, contracts, taxes and statutory and other liabilities in some jurisdictions). The Firm Stock and the Option Stock have been duly authorized by all necessary trust action and at the Firm Closing Date or the related Option Closing Date (as the case may be), when issued and delivered as contemplated by the terms of this Agreement and after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable (except that shareholders of the Trust may be subject to personal liability with respect to certain claims for torts, contracts, taxes and statutory and other liabilities in some jurisdictions) and will have been duly executed and delivered by the Trust. No holders of outstanding shares of capital stock of the Trust are entitled as such to any preemptive or other rights to subscribe for any of the Stock, and no holder of securities of the Trust has any right which has not been exercised or waived to require the Trust to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement, other than the holders of the Trust's Series A-1 Preferred Shares and Series D Preferred Shares pursuant to a Securities Purchase Agreement, dated November 26, 1997, among Partnership Acquisition II, the Operating Partnership and the Trust.

     (h) The capital stock of the Trust conforms in all material respects to the description thereof contained in the Registration Statement and each of the Prospectus and any Integrated Prospectus or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus.

     (i) Except as disclosed in the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus), there are not outstanding
(i) securities, partnership interests or obligations of the Trust or any Subsidiary convertible into or exchangeable for any capital stock of the Trust or ownership interest in the Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Trust or any Subsidiary any such capital stock or ownership interest or any such convertible or exchangeable securities, partnership interests or obligations, or (iii) obligations of the Trust or any Subsidiary to issue any shares of capital stock or ownership interest, any such convertible or exchangeable securities, partnership interests or obligations, or any such warrants, rights or options.

     (j) The consolidated financial statements and schedules of the Trust and the Subsidiaries included in the Registration Statement, Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) fairly present in all material respects the financial position of the Trust and the Subsidiaries and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Registration Statement and each of the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) fairly present, on the basis stated in the Registration Statement and each of the Prospectus and any Integrated Prospectus (or such Preliminary Prospectus), the information included therein. The pro forma financial statements, if any, and other pro forma financial information, if any, included in the Registration Statement, Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements and the assumptions used in the preparation thereof are, in the opinion of the Trust, reasonable.

     (k) PricewaterhouseCoopers L.L.P., who have certified certain financial statements of the Trust and the Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and each of the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Act, the Exchange Act and the related published rules and regulations thereunder.

     (l) The execution and delivery of this Agreement have been duly authorized by the Trust and this Agreement has been duly executed and delivered by the Trust and is the valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of remedies of creditors or the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

     (m) No legal or governmental proceedings are pending to which the Trust or any of the Subsidiaries is a party or to which the property of the Trust or of any of the Subsidiaries is subject that are required to be described in the Registration Statement or each of the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus), and are not described therein, and no such proceedings which may be material with respect to the Trust and the Subsidiaries taken as a whole have been threatened against the Trust or any of the Subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

     (n) The issuance, offering and sale of the Stock to the Underwriters by the Trust pursuant to this Agreement, the compliance by the Trust with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and such as may be required (and shall be obtained as provided in this Agreement) under the Act, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trust or any of the Subsidiaries is a party or by which the Trust or any of the Subsidiaries or any of their respective properties are bound, or the declaration of trust or charter documents (or other formation documents) or by-laws, partnership agreement, operating agreement (or other governing documents), as the case may be, of the Trust or any of the Subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Trust or any of the Subsidiaries.

     (o) Subsequent to the respective dates as of which information is given in the Registration Statement and each of the Prospectus or any Integrated Prospectus or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus, neither the Trust nor any of the Subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity or from any labor dispute or any legal or governmental proceeding and there has not been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, on the Trust and the Subsidiaries considered as a whole, except in each case as described in or contemplated by the Registration Statement and each of the Prospectus and any Integrated Prospectus or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus.

     (p) The Trust has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Stock or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Trust.

     (q) The Trust has not distributed and, prior to the later of (i) the Firm Closing Date and (ii) the completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

     (r) Subsequent to the respective dates as of which information is given in the Registration Statement and each of the Prospectus or any Integrated Prospectus (or, if the Prospectus or any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus), (i) none of the Trust or any of the Subsidiaries have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Trust has not purchased any of its outstanding shares of beneficial interest, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of beneficial interest, except for (i) regularly scheduled dividend payments on its outstanding shares of beneficial interest and (ii) the Trusts Distribution Reinvestment Plan; and
(iii) there has not been any material change in the shares of beneficial interest, ownership interest, short-term debt or long-term debt of the Trust and the Subsidiaries, except in each case as described in or contemplated by the Prospectus or any Integrated Prospectus (or, if the Prospectus or any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

     (s) Except as described in or contemplated by the Prospectus or any Integrated Prospectus (or, if the Prospectus or any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus), the Trust and each Subsidiary have good and indefeasible title in fee simple to all of the Properties (as defined in the Prospectus Supplement) and good and valid title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of any individual Significant Property (defined below) or all Properties (taken as a whole) and do not interfere with the use made or proposed to be made of any individual Significant Property or all Properties (taken as a whole) by the Trust or any subsidiary, and any Properties and buildings held under lease by the Trust or by any Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Significant Property or all Properties (taken as a whole) by the Trust or by any Subsidiary. For purposes of this
Section 2(s), a "Significant Property" shall mean a Property that has a book value (without regard to any minority interest held by any person), as of March 31, 2001, of at least $15 million.

     (t) The Trust and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts are prudent and customary in the businesses in which they are engaged; and none of the Trust or any of the Subsidiaries have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Trust and its Subsidiaries taken as a whole, except as described in or contemplated by the Prospectus or any Integrated Prospectus (or, if the Prospectus or any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

     (u) The Trust and each of the Subsidiaries has complied with all laws, regulations and orders applicable to it or its respective business and properties except where the failure to so comply would not result in a Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole; the Trust and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, municipal or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to possess the same would not result in a Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole; and neither the Trust nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole, except as described in the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

     (v) The Trust will conduct its operations in a manner that will not subject it to registration as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the sale of Stock pursuant to this Agreement and the application of the net proceeds therefrom as set forth in the Prospectus or any Integrated Prospectus (or, if the Prospectus or any required Integrated Prospectus is not in existence, the most recent Preliminary Prospectus) will not cause the Trust to become an investment company subject to registration under such act.

     (w) The Trust and each Subsidiary have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect on the Trust and the Subsidiaries taken as a whole) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Registration Statement and each of the Prospectus or any Integrated Prospectus (or, if the Prospectus or any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus). Such tax returns are true, correct, and complete in all material respects.

     (x) The Trust and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the Trust is complying with the requirements for qualification as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

     (y) Except as otherwise disclosed in the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) or as set forth in a separate writing delivered to the Underwriter on the date hereof or as would otherwise have a Material Adverse Effect, (i) neither the Trust, any of the Subsidiaries nor, to the best knowledge of the Trust, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than in compliance with all applicable Environmental Statutes and in connection with the ordinary use of residential, retail or commercial properties owned by the Trust; (ii) the Trust will not use the Properties or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of Hazardous Materials other than in compliance with all applicable Environmental Statutes and in connection with the ordinary use of residential, retail or commercial properties owned by the Trust; (iii) neither the Trust nor any of the Subsidiaries knows of any seepage, leakage, discharge, release, emission, spill, or dumping of Hazardous Materials on any property which might materially and adversely affect the Properties; (iv) neither the Trust nor any of the Subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute (as hereinafter defined) or under common law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus); (v) neither the Properties nor any other land owned by the Trust or any of the Subsidiaries is included or, to the best of the Trust's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or, to the best of the Trust's knowledge, proposed for inclusion on any comparable state list issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined) or to the best of the Trust's knowledge has been the subject of an investigation or inquiry by any Governmental Authority with respect to Hazardous Materials; and
(vi) the Trust, the Subsidiaries and the Properties are in compliance with all Environmental Statutes and to the best of the Trust's knowledge, the Trust and the Subsidiaries possess all permits, registrations and authorizations required to operate the Properties.

     As used herein, "Hazardous Materials" shall mean any substance defined or regulated as a hazardous material, hazardous waste, hazardous substance, toxic substance, pollutant or contaminant or by any federal, state or local law, ordinance, rule or regulation for the protection of human health or the environment (including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et seq, the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Section 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as any of the above statutes may have been amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a "Governmental Authority")) or any substance which is or contains petroleum.

     (z) The Trust and each Subsidiary that is under "common control" with the Trust as defined in Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") (each an "ERISA Affiliate") are in compliance in all material respects with all presently applicable provisions of the ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Trust or any ERISA Affiliate would have any material liability; neither the Trust nor any ERISA Affiliate has incurred and neither expects to incur any material liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" in which employees or former employees of the Trust or any ERISA Affiliate participate that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether through any action or by failure to act, which would cause the loss of such qualification.

     (aa) The Trust has been and is organized and operated in conformity with the requirements for qualification as a REIT under Sections 856 through 860 of the Code and the rules and regulations thereunder and the Trust's present method of operation does and will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code and the Operating Partnership, the other Partnership Subsidiaries and the LLC Subsidiaries will be treated for Federal income tax purposes as partnerships and not as associations taxable as corporations or as publicly-traded partnerships.

     (ab) Neither the Trust nor any of the Subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health and the Trust and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and regulations to conduct their respective businesses, and the Trust and each of the Subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate result in a Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole, except as described in the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

     (ac) Except for the shares of capital stock of each of the Subsidiaries owned by the Trust or other Subsidiary, neither the Trust nor any of the Subsidiaries owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, limited liability company, association or other entity, except as described in or contemplated by the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

     (ad) Neither the Trust nor any of the Subsidiaries is in violation of any term or provision of its declaration of trust, certificate of incorporation, by-laws, partnership agreements or other organizational documents, as the case may be; no default exists, and no event has occurred which, with notice of lapse of time or both, would constitute a default, and the consummation of the transactions by this Agreement will not result in any default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trust or any Subsidiary is a party or by which the Trust, the Subsidiaries or any of their respective properties is bound or may be affected except such as would not result in any Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole.

     (ae) Neither the Trust nor any of its officers or trustees has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Trust's Common Shares. The Trust acknowledges that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Shares, including stabilizing bids, syndicate covering transactions and the imposition of penalty bids.

     (af) To the knowledge of the Trust, after inquiry of its officers and trustees, there are no affiliations with the NASD among the Trust's officers, trustees, or principal stockholders, except as set forth in the Registration Statement or as otherwise disclosed in writing to the Underwriters.

     (ag) By the Firm Closing Date, the Stock will be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     (ah) (A) Neither the Trust nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (other than those pertaining to environmental matters which are covered by Section 2(y) hereof), concerning the Properties (as defined in the Prospectus) or any part thereof which would have a Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole; (B) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; (C) neither the Trust nor any Subsidiary (i) has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and (ii) knows of any such condemnation or zoning change which is threatened and, in the case of clauses (i) and (ii) above, which if consummated would have a Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole; (D) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Trust or any of the Subsidiaries that are required to be described in the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) are disclosed therein; and (E) no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults or events which, but for the passage of time or giving of notice or both, will constitute a default that would not have a Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole except as disclosed or incorporated by reference in the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

     (ai) Each certificate signed by any officer of the Trust and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Trust to the Underwriter as to the matters covered thereby.

     (aj) No labor dispute with the employees of the Trust or any of the Subsidiaries exists, or is threatened or imminent that, could result in a Material Adverse effect on the Trust and the Subsidiaries, taken as a whole, except as described in the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

     (ak) The Trust and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, trademarks, service marks, trade names, domain names, licenses, copyrights and proprietary and other confidential information currently employed by them in connection with their respective businesses, and neither the Trust nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole, except as described in the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

     3. Sale, Purchase and Delivery of Stock. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Trust, at a purchase price of $15.00 per share, the number of shares of Firm Stock. One or more certificates in definitive form for the Firm Stock that the Underwriter has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Trust at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Trust to the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in same-day funds (the "Wired Funds") to the account of the Trust. Such delivery of and payment for the Firm Stock shall be made at the offices of Calfee, Halter & Griswold LLP, 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, at 9:30 A.M., Cleveland time, on May 18, 2001, or at such other place, time or date as the Representatives and the Trust may agree upon, such time and date of delivery against payment being herein referred to as the "Firm Closing Date." The Trust will make such certificate or certificates for the Firm Stock available for checking and packaging at least 24 hours prior to the Firm Closing Date.

     (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Trust hereby grants to the Underwriters an option to purchase the Option Stock. The purchase price to be paid for any Option Stock shall be the same price per share as the price per share for the Firm Stock set forth above in paragraph (a) of this Section 3. The option granted hereby may be exercised as to all or any part of the Option Stock from time to time within thirty days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Underwriters shall not be under any obligation to purchase any of the Option Stock prior to the exercise of such option. The Underwriters may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Trust setting forth the aggregate principal amount of Option Stock as to which the Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Stock. Any such date of delivery shall be determined by the Underwriters but shall not be earlier than two business days or later than five business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time or such other date as the Underwriters and the Trust may agree upon, is herein called the "Option Closing Date" with respect to such Option Stock. Upon exercise of the option as provided herein, the Trust shall become obligated to sell to the Underwriters, and, subject to the terms and conditions herein set forth, the Underwriters shall become obligated to purchase from the Trust, the same percentage of the total number of shares of the Option Stock as to which the Underwriters are then exercising the option. If the option is exercised as to all or any portion of the Option Stock, one or more certificates in definitive form for such Option Stock, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Stock and the Firm Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such Option Stock and Option Closing Date, respectively.

     (c) The Trust hereby acknowledges that the wire transfer by or on behalf of the Underwriters of the purchase price for any Stock does not constitute closing of a purchase and sale of the Stock. Only execution and delivery of a receipt for Stock by the Underwriters indicates completion of the closing of a purchase of the Stock from the Trust. Furthermore, in the event that the Underwriters wire funds to the Trust prior to the completion of the closing of a purchase of Stock, the Trust hereby acknowledges that until the Underwriter executes and delivers a receipt for the Stock, by facsimile or otherwise, the Trust will not be entitled to the wired funds and shall return the wired funds to the Underwriter as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Stock is not completed and the wire funds are not returned by the Trust to the Underwriters on the same day the wired funds were received by the Trust, the Trust agrees to pay to the Underwriters in respect of each day the wire funds are not returned by it, in same-day funds, interest on the amount of such wire funds in an amount representing the Underwriters' cost of financing as reasonably determined by the Underwriters.

     4. Offering by Underwriters. Subject to the terms and conditions hereof, the several Underwriters agree that (i) they will offer the Stock to the public as set forth in the Prospectus as soon the Representative deems it advisable to do so, and (ii) they will offer and sell the Stock to the public only in those jurisdictions, and in such amounts, where due qualification and/or registration has been effected or an exemption from such qualification and/or registration is available under the applicable securities or Blue Sky laws of such jurisdiction; it being understood, however, that such agreement only covers the initial sale of the Stock by the Underwriters and not any subsequent sale of such Stock in any trading market which may develop after the public offering.

     5. Covenants of the Trust and the Operating Partnership. The Trust and the Operating Partnership jointly and severally covenant and agree with each of the Underwriters that:

     (a) The Trust will file the Prospectus or any Term Sheet that constitutes a part thereof, any Integrated Prospectus, Prospectus Supplement, as the case may be, and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. During any time when a prospectus relating to the Stock is required to be delivered under the Act, the Trust (i) will comply with all requirements imposed upon it by the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Stock in accordance with the provisions hereof and of the Prospectus and any Integrated Prospectus, as then amended or supplemented, and (ii) except as required by law, will not file with the Commission the Prospectus, Term Sheet, any Integrated Prospectus or any amendment or supplement thereto or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which you shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing you shall not have given your consent, which consent shall not be unreasonably withheld or delayed. The Trust will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon the request of you or counsel, any amendments to the Registration Statement or amendments or supplements to the Prospectus and any Integrated Prospectus that may be necessary or advisable in connection with the distribution of the Stock by the Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Trust will advise you, promptly after receiving notice thereof, of the time when any amendment to the Registration Statement has been filed or declared effective or the Prospectus, any Integrated Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to you of each such filing or effectiveness.

     (b) The Trust will advise you, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement, the Prospectus or any Integrated Prospectus or any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus and any Integrated Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Stock for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing any Preliminary Prospectus or the Prospectus and any Integrated Prospectus or for additional information. The Trust will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

     (c) The Trust will arrange for the qualification of the Stock for offering and sale under the securities or blue sky laws of such jurisdictions as you may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Stock, provided, however, that in connection therewith the Trust shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

     (d) If, at any time prior to the later of (i) the final date when a prospectus relating to the Stock is required to be delivered under the Act or
(ii) the Option Closing Date, any event occurs as a result of which the Prospectus or any Integrated Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus or any Integrated Prospectus to comply with the Act, the Exchange Act or the respective rules or regulations of the Commission thereunder, the Trust will promptly notify you thereof and, subject to Section 5(a) hereof, will prepare and file with the Commission, at the Trust's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus or any Integrated Prospectus (or, if the Prospectus or any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) that corrects such statement or omission or effects such compliance.

     (e) The Trust will, without charge, provide (i) to you and your counsel one conformed copy of the registration statement originally filed with respect to the Stock or any Rule 462(b) Registration Statement and each amendment thereto (in each case including exhibits thereto), and (ii) so long as a prospectus relating to the Stock is required to be delivered under the Act, as many copies of each Preliminary Prospectus, the Prospectus or any Integrated Prospectus or any amendment or supplement thereto as you may reasonably request.

     (f) The Trust, as soon as practicable, will make generally available to its security holders and to you a consolidated earnings statement of the Trust and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

     (g) The Trust will apply the net proceeds from the sale of the Stock as set forth under "Use of Proceeds" in the Prospectus or any Integrated Prospectus (or, if the Prospectus or any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

     (h) The Trust will not, directly or indirectly, without your prior written consent, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any Common Shares or any securities convertible into, or exchangeable or exercisable for, Common Shares for a period of 90 days after the date hereof, except pursuant to this Agreement and except (i) grants of options, and for issuances pursuant to the exercise of stock options granted, pursuant to the stock option plans described in the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, or issuances pursuant to the Trust's dividend reinvestment plan or issuances pursuant to the exchange of limited partnership units in the Operating Partnership outstanding at the date of this Agreement, (ii) or shares of beneficial interest or limited partnership units in the Operating Partnership issued in consideration of future purchases of real estate, provided however, that the recipient of such shares of beneficial interest enters into and delivers a lock-up agreement in the form of such agreement described in Section 7(f).

     (i) The Trust will not, directly or indirectly, (i) take any action designed to cause or to result in, a violation of Regulation M promulgated under the Exchange Act, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Stock or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Stock or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Trust, except in accordance with this Agreement.

     (j) The Trust will obtain the agreements described in Section 7(f) hereof prior to the Firm Closing Date.

     (k) The Trust will cause the Stock to be duly authorized for listing by the New York Stock Exchange prior to the Firm Closing Date.

     (l) If at any time during the 25-day period after the date of this Agreement or the period prior to the Option Closing Date, any rumor, publication or event relating to or affecting the Trust shall occur as a result of which in your reasonable opinion the market price of the Common Shares has been or is reasonably likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Trust will, after notice from you advising the Trust to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     (m) The Trust will continue to use its best efforts to meet the requirements to qualify as a REIT under the Code.

     (n) If the Trust elects to rely on Rule 462(b), the Trust shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 PM Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

     6. Payment of Expenses. The Trust will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Stock and any amendment thereto, any Rule 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus and any Integrated Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, accountants and any other experts or advisors retained by the Trust, (iv) preparation, issuance and delivery to the Underwriter of any certificates evidencing the Stock, including transfer agent's and registrar's fees, (v) the qualification of the Stock under state securities and blue sky laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission (and the National Association of Securities Dealers, Inc.) relating to the Stock, (vii) the listing of the Stock on the New York Stock Exchange,
(viii) meetings with prospective investors in the Stock (other than shall have been specifically approved in writing by you to be paid for by the Underwriters) and (ix) advertising relating to the offering of the Stock (other than shall have been specifically approved in writing by you to be paid for by the Underwriters). The Trust will reimburse the Underwriters for the reasonable fees and disbursements of legal counsel retained by the Underwriters in connection with this Agreement. If the sale of the Stock provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Underwriters, the Trust will reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Stock. The Trust shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

     7. Conditions of the Obligation of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Stock on the Firm Closing Date and the Option Stock on the Option Closing Date shall be subject to the condition that the representations and warranties made by the Trust herein are true and correct as of the date hereof and as of the respective Closing Dates, to the condition that the written statements of Trust officers made pursuant to the provisions hereof are true and correct, and to the performance by the Trust of its obligations hereunder and to the following additional conditions:

     (a) The Prospectus, any Term Sheet that constitutes a part thereof, any Integrated Prospectus or the Prospectus Supplement, as the case may be, and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Prospectus or any Integrated Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Trust or the Underwriters, shall be contemplated by the Commission; and the Trust shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or any Integrated Prospectus or otherwise).

     (b) You shall have received opinions, dated the Firm Closing Date, of (i) George A. Schmidt, Esq., in his capacity as General Counsel of the Trust, (ii) Ballard Spahr Andrews & Ingersoll, special Maryland counsel to the Trust (iii) Brownstein Hyatt & Farber, P.C., special Colorado counsel to the Trust and (iv) Robinson Silverman Pearce Aronsohn & Berman LLP, special counsel to the Trust, to the effect that:

          (i) the Trust has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and is duly qualified to transact business. The Trust is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Trust and the Subsidiaries, taken as a whole. Each of the Subsidiaries has been duly organized and is validly existing as a general or limited partnership or corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, and is qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Trust and the Subsidiaries, taken as a whole;

          (ii) the Trust and each of the Subsidiaries have full trust, corporate, partnership or limited liability power, to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement, the Prospectus and any Integrated Prospectus and each of the Trust and the Subsidiaries have full trust, corporate or limited liability power to enter into this Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it in all material respects;

          (iii) the issued shares of capital stock of each of the Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and non-assessable, and all of the partnership interests or membership interests in each Subsidiary that is a partnership or limited liability company, as the case may be, are validly issued and fully paid. Except as described in the Registration Statement or this Agreement, the Prospectus and any Integrated Prospectus, all of such shares and interests owned by the Trust or another Subsidiary are owned beneficially by the Trust or such Subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, equity or claim.

          (iv) the Trust has an authorized, issued and outstanding capitalization as set forth in the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus). All of the shares of beneficial interest of the Trust have been duly authorized and the shares of beneficial interest of the Trust outstanding are validly issued, fully paid and non-assessable (except that shareholders of the Trust may be subject to personal liability with respect to certain claims for tort, contract, taxes and statutory and other liability in some jurisdictions);

          (v) the Firm Stock has been duly authorized, and when executed and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and non-assessable, and the execution and delivery of the Firm Stock have been duly authorized by all necessary trust action, and the Firm Stock has been duly executed and delivered by the Trust, and assuming due authorization, execution and delivery of the Firm Stock by parties other than the Trust, are the legal, valid, binding and enforceable obligations of the Trust, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws relating to creditors' rights generally and to the application of equitable principles in any proceeding, whether at law or in equity;

          (vi) except as described in or contemplated by the Registration Statement, the Prospectus and any Integrated Prospectus, to the best knowledge of such counsel, there are no outstanding securities of the Trust convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of beneficial interest of the Trust and there are no outstanding or authorized options, warrants or rights of any character obligating the Trust to issue any shares of its beneficial interest or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such beneficial interest; and except as described in the Registration Statement, the Prospectus and any Integrated Prospectus, to the best of knowledge of such counsel, no holder of any securities of the Trust or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Trust to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Stock or the right to have any Common Shares or other securities of the Trust included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Shares or other securities of the Trust, and no holders of outstanding shares of beneficial interest of the Trust are entitled as such to any preemptive or other rights to subscribe for any of the Firm Stock;

          (vii) the statements set forth under the heading "Description of Common Shares", "Description of Preferred Shares", "Description of Rights" and "Description of Warrants" in the Prospectus and any Integrated Prospectus insofar as such statements purport to summarize certain provisions of the Stock of the Trust, provide a fair summary of such provisions; and the statements set forth under the headings "Restrictions on Ownership and Transfer" and "Federal Income Tax Considerations" in the Prospectus and "Risk Factors", "Certain Federal Income Tax Considerations to Holders of Common Shares" and "Recent Developments", in the Prospectus Supplement, insofar as such statements constitute a summary of the legal matters or legal conclusions, have been reviewed by them and are correct in all material respects;

          (viii) the execution and delivery of this Agreement has been duly authorized by all necessary trust or partnership action of the Trust and the Operating Partnership and this Agreement has been duly executed and delivered by the Trust and the Operating Partnership, and are the valid and binding agreements of the Trust and the Operating Partnership, enforceable against the Trust and the Operating Partnership in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnification and contribution hereunder may be limited by federal or state securities laws or principles of public policy;

          (ix) (A) to the best knowledge of counsel, no legal or governmental proceedings are pending to which the Trust, any of the Subsidiaries, or any of their respective trustees, directors or officers in their capacity as such, is a party or to which the Properties or any of the Subsidiaries is subject that are required to be described in the Registration Statement, the Prospectus or any Integrated Prospectus, and, to the best knowledge of such counsel, no such proceedings have been threatened against the Trust or any of the Subsidiaries or with respect to the Properties and (B) to the best knowledge of counsel no contract or other document is required to be described in the Registration Statement, the Prospectus or any Integrated Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required and such contracts and documents as are summarized in the Registration Statement or the Prospectus and any Integrated Prospectus are fairly summarized in all material respects;

          (x) the issuance, offering and sale of the Firm Stock to the Underwriters by the Trust pursuant to this Agreement, the compliance by the Trust with the other provisions of this Agreement, and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws (as to which such counsel need not opine) or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other properties or assets of the Trust or any of the Subsidiaries pursuant to any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trust or any of its Subsidiaries is a party or by which the Trust or any of its Subsidiaries or the Properties or any other of their respective properties are bound, except where such breach violation or default would not have a Material Adverse Effect on the Trust and the Subsidiaries taken as a whole, or the Declaration of Trust, Articles of Incorporation, By-laws or other organizational documents, as the case may be, of the Trust or any of the Subsidiaries, or any statute or rule or regulation of any court or other governmental authority, except where such breach violation or default would not have a Material Adverse Effect on the Trust and the Subsidiaries taken as a whole, or any judgment, decree or order or (to the best knowledge of such counsel) any arbitrator applicable to the Trust or any of the Subsidiaries or any of the Properties and the form of certificate used to evidence the Firm Stock is in due and proper form and complies in all respects with the applicable statutory requirements applicable to the Trust;

          (xi) to the best knowledge of such counsel, the Trust and the Subsidiaries possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state, municipal or foreign regulatory authorities necessary to conduct their respective businesses except for such certificates, authorizations, licenses and permits the failure of which to possess would not be expected to result in a Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole, and neither the Trust nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect on the Trust and the Subsidiaries, taken as a whole, except as described in the Prospectus and any Integrated Prospectus;

          (xii) to the best of such counsel's knowledge, neither the Trust nor any of the Subsidiaries is in violation of any term or provision of its declaration of trust, articles of incorporation, bylaws, partnership agreements, operating agreements, or other organizational documents, as the case may be;

          (xiii) no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, and the issuance, offering and sale of the Firm Stock to the Underwriters by the Trust pursuant to this Agreement, the compliance by the Trust with the other provisions of this Agreement and the consummation of the other transactions herein contemplated will not result in any default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage or deed of trust, or any material lease or other agreement or instrument known to such counsel after due inquiry to which the Trust or any of the Subsidiaries is a party or by which the Trust, any of the Subsidiaries, any of the Properties is bound or may be affected except such as would not result in any Material Adverse Effect on the Trust and the subsidiaries, taken as a whole;

          (xiv) the Firm Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

          (xv) the Registration Statement is effective under the Act, the Prospectus or any Term Sheet that constitutes a part thereof and any Integrated Prospectus or the Prospectus Supplement, as the case may be, has been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b); and to the best of counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Prospectus, any Integrated Prospectus or any amendment or supplement thereto has been issued, and to the best of counsel's knowledge, no proceedings for that purpose have been instituted or, to the best knowledge of such counsel, threatened by the Commission;

          (xvi) Each document filed pursuant to the Exchange Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus or any Integrated Prospectus complied when so filed as to form in all material respects with the Exchange Act and the regulations thereunder. In passing upon compliance as to form of such documents, such counsel may assume the statements made therein are correct and complete;

          (xvii) To the best of its knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references in the Registration Statement or Prospectus are correct in all material respects, and, to the best of his knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed which would have a Material Adverse Effect on the Trust and its subsidiaries considered as one enterprise;

          (xviii) The execution, delivery and performance of any of the partnership or operating agreements to which the Trust or any of the Subsidiaries is a party, and which relates to Properties described in the Prospectus, did not, at the time of execution and delivery, and does not constitute, a breach of, or default under, the declaration of trust, the charter or by-laws of the Trust or any of the Subsidiaries, as applicable, or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree;

          (xix) the Registration Statement originally filed with respect to the Stock and each amendment thereto and any Rule 462(b) Registration Statement, the Prospectus and any Integrated Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements, notes thereto and other financial information and schedules contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder. In passing upon compliance as to form of such documents, such counsel may assume the statements made therein are correct and complete;

          (xx) if the Trust elects to rely on Rule 434, the Prospectus is not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or any effective post- effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A);

          (xxi) (A) the Trust was organized in conformity with the requirements for qualification as a REIT for federal income tax purposes, and, based on the facts and assumptions set forth in the Basic Prospectus, the Preliminary Prospectus and the Prospectus Supplement and certain representations by the Trust, including but not limited to those set forth in the Officer's Certificate regarding certain federal income tax matters, its method of operation has enabled it, and its proposed method of operation will enable it, to meet the requirements under the Code for qualification and taxation as a REIT and (B) the Operating Partnership, the other Partnership Subsidiaries and the LLC Subsidiaries will be treated for Federal income tax purposes as partnerships (or as disregarded entities) and not as associations taxable as corporations or as publicly-traded partnerships; and

          (xxii) neither the Trust nor any Subsidiary is or will become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus and any Integrated Prospectus, required to register as an investment company under the 1940 Act.

Such counsel shall also state that while such counsel is not passing upon and does not assume responsibility for, and shall not be deemed to have independently verified the accuracy, completeness or fairness of the statements contained in any Registration Statement or the Prospectus Supplement, no facts have come to such counsel's attention in the course of participating with officers and representatives of the Trust in the preparation of a Registration Statement or the Prospectus Supplement (except for financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion, and excluding the documents incorporated by reference into a Registration Statement, as to which such counsel need express no opinion) to lead it to believe that the Registration Statement, as of its effective date, or the Prospectus or any Integrated Prospectus contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Trust and public officials and, as to matters involving the application of laws of any jurisdiction other than the States of Delaware, Maryland, New York or the United States, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of local counsel and in-house general counsel. The foregoing opinion shall also state that the Underwriters are justified in relying upon such opinion of local counsel, and copies of such opinion shall be delivered to the Underwriters and its counsel. Such opinion may also include customary and reasonable assumptions and qualifications that are acceptable to the Underwriters and its counsel.

     References to the Registration Statement and the Prospectus and any Integrated Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

     (c) The Underwriters shall have received an opinion, dated the Firm Closing Date or the Option Closing Date, as the case may be, of Calfee, Halter & Griswold LLP, counsel for the Underwriters, with respect to the Registration Statement, the Prospectus or any Integrated Prospectus, and such other related matters as the Underwriters may reasonably require, and the Trust shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (d) The Underwriters shall have received from PricewaterhouseCoopers L.L.P. a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

          (i) they are independent accountants with respect to the Trust and the Subsidiaries within the meaning of the Act, the Exchange Act and the applicable rules and regulations thereunder;

          (ii) in their opinion, the audited consolidated financial statements and schedules examined by them and included and incorporated by reference in the Registration Statement, the Prospectus and any Integrated Prospectus comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder;

          (iii) on the basis of a reading of the latest available interim unaudited consolidated and combined financial statements of the Trust and the Subsidiaries, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph
     (iii), a reading of the minute books of the shareholders, the trustees or directors (as the case may be) and any committees thereof of the Trust and each of the Subsidiaries, and inquiries of certain officials of the Trust and the Subsidiaries who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

               (A) the unaudited consolidated financial statements of the Trust and the Subsidiaries included in the Registration Statement, the Prospects and any Integrated Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement, the Prospectus and any Integrated Prospectus;

               (B) at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Trust and the Subsidiaries or any decreases in net current assets or shareholders' equity of the Trust and the Subsidiaries, in each case compared with amounts shown on the most recent consolidated balance sheet included in the Registration Statement, the Prospectus and any Integrated Prospectus there were any decreases, as compared with the corresponding period in the preceding year, in sales, net revenues, net income before income taxes or total or per share amounts of net income of the Trust and the Subsidiaries, except in all instances for changes, decreases or increases set forth in the Registration Statement, related Prospectus Supplement or in such letter; and

          (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Trust and the Subsidiaries and are included in the Registration Statement, the Prospectus and any Integrated Prospectus, including certain of the information included or incorporated in the Trust's most recent Annual Report on Form 10-K under the captions "Business" (Item 1), "Selected Financial Data" (Item 6) and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (Item 7), the information included or incorporated in the Trust's Quarterly Reports on Form 10-Q under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations." With respect to the items identified in the beginning of this paragraph having proved the mathematical accuracy, they make no representations regarding the sufficiency of the aforementioned procedures for your purposes and have compared such amounts, percentages and financial information with such records and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretations; and

          (v) on the basis of a reading of the unaudited pro forma consolidated condensed financial statements included in the Registration Statement, the Prospectus and any Integrated Prospectus, inquiries of certain officials of the Trust and the Subsidiaries who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated condensed financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated condensed financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

     In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Trust as to the significance thereof, unless the Underwriters, through the Representatives, deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Underwriters, through the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Stock as contemplated by the Registration Statement, as amended as of the date hereof.

     References to the Registration Statement and the Prospectus and any Integrated Prospectus in this paragraph (d) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

     (e) The Underwriters shall have received a certificate dated the Firm Closing Date, of the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of the Trust and GPC on behalf of the Operating Partnership to the effect that:

          (i) the representations and warranties of the Trust and the Operating Partnership in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the Prospectus and any Integrated Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Trust and the Operating Partnership have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

          (ii) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Trust's and Operating Partnership's knowledge, are contemplated by the Commission;

          (iii) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and any Integrated Prospectus, none of the Trust or any of the Subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect on the Trust or any of the Subsidiaries, except in each case as described in or contemplated by the Prospectus and any Integrated Prospectus; and

          (iv) all filings required to have been made pursuant to Rule 424 or 430A under the Act have been made.

     (f) The Underwriters shall have received from each person who is a director or executive officer of the Trust an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any Common Shares or any securities convertible into, or exchangeable or exercisable for, Common Shares for a period of 90 days after the date of this Agreement.

     (g) On or before the Firm Closing Date, the Underwriters shall have received such further certificates, documents or other information as the Representatives may have reasonably requested from the Trust.

     (h) Prior to the commencement of the offering of the Firm Stock, the Firm Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Trust shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request.

     The respective obligations of the Underwriters to purchase and pay for any Option Stock shall be subject, in its discretion, to each of the foregoing conditions to purchase the Firm Stock, except that all references to the Firm Stock and the Firm Closing Date shall be deemed to refer to such Option Stock and the related Option Closing Date, respectively.

     You, on behalf of the Underwriters, may waive in writing the compliance by the Trust of any one or more of the foregoing conditions or extend the time for their performance.

     8. Representations of the Underwriters. Each of the Underwriters severally represents and warrants to Trust that the information furnished to the Trust in writing by such Underwriters or by you expressly for use in the preparation of any Preliminary Prospectus, the Prospectus or any Integrated Prospectus (to the extent such information relates to the Underwriters) does not, and any amendments thereof or supplements thereto thus furnished will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Through you each Underwriter has only furnished to the Trust expressly for such use, the statements made in the last paragraph of the cover page of the Prospectus and the statements relating to the terms of the offering by the several Underwriters set forth under the caption "Underwriting" in the Preliminary Prospectus, the Prospectus or any Integrated Prospectus.

     9. Termination of Agreement.

     (a) This Agreement may be terminated with respect to the Firm Stock or any Option Stock in the sole discretion of the Underwriter by notice to the Trust given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Trust shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or such Option Closing Date, respectively,

          (i) the Trust and the Subsidiaries as a whole shall have, in the sole reasonable judgment of the Underwriter, sustained any material loss or interference with its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance or from any labor dispute or any legal or governmental proceeding or there shall have been any Material Adverse Effect , or any development involving a prospective Material Adverse Effect on the Trust and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

          (ii) trading in the Common Shares shall have been suspended by the Commission or the New York Stock Exchange;

          (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on such exchange;

          (iv) a banking moratorium shall have been declared by New York or United States authorities; or

          (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole reasonable judgment of the Underwriter, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Stock as contemplated by the Registration Statement, as amended as of the date hereof.

     (b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Section 12 hereof.

     10. Indemnification and Contribution. (a) The Trust and the
Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which each Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement made by the Trust in Section 2 of this Agreement,

          (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus and any Integrated Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Trust or any Subsidiary or based upon written information furnished by or on behalf of the Trust filed in any jurisdiction in order to qualify the Stock under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"),

          (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus and any Integrated Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or

          (iv) any untrue statement or alleged untrue statement of any material fact that was provided by the Trust and was contained in any audio or visual materials used in connection with the marketing of the Stock, including without limitation, slides, videos, films and tape recordings and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by each Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any Preliminary Prospectus, the Prospectus and any Integrated Prospectus or any amendment or supplement thereto, or any application in reliance upon and in conformity with written information furnished to the Trust by the Underwriters specifically for use therein. This indemnity agreement will be in addition to any liability which the Trust may otherwise have. The Trust will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not each Underwriter or any person who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter and each such controlling persons from all liability arising out of such claim, action, suit or proceeding. Provided that the Trust obtains the prior written consent of each Underwriter, the Trust may settle any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder without obtaining an unconditional release of each Underwriter.

     (b) Each Underwriter will indemnify and hold harmless the Trust and the Operating Partnership, the Trust's directors, and each of its officers who signed the Registration Statement, each partner of the Operating Partnership and each person, if any, who controls the Trust or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint and several, to which the Trust or any such director, officer, partner or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any Integrated Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Trust by you, as the Representatives of the Underwriters, specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Trust or the Operating Partnership or any such director, officer, partner or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Underwriters will not, without the prior written consent of the Trust or the Operating Partnership, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Trust from all liability including, without limitation, the payment of money or the imposition of obligations or restrictions on the Trust, arising out of the claim, action, suit or proceeding. Provided that the Underwriters obtain the prior written consent of the Trust and the Operating Partnership, the Underwriters may settle any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder without obtaining an unconditional release of the Trust and the Operating Partnership.


     (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 10, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which on the advice of counsel for the indemnified party may conflict with those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, which approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 10, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

     (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Stock or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Trust and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Stock purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Trust, each officer of the Trust who signed the Registration Statement and each person, if any, who controls the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Trust.

     11. Default of the Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Stock hereunder and arrangements satisfactory to you and the Trust, evidenced by a writing or writings signed by you and the Trust, for the purchase of such Stock by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the party of any non-defaulting Underwriter and the Trust (except that the Trust shall be liable for the expenses to be paid by it pursuant to the provisions of Section 6), provided, however, that if the number of shares of the Stock which all such defaulting Underwriters have agreed but failed to purchase shall not exceed 10% of the number of shares of the Firm Stock or the Option Stock, as the case may be, agreed to be purchased pursuant to this Agreement (other than the shares agreed to be taken up hereunder which the defaulting Underwriters failed to purchase) by all non-defaulting Underwriters, the non-defaulting Underwriters shall be obligated proportionately to take up and pay for the shares of the Firm Stock or the Option Stock which such defaulting Underwriters failed to purchase.

     If any such default occurs, either you or the Trust shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Integrated Prospectus and any other documents, as well as any other arrangement, may be effected. As used in this Agreement, the term "Underwriters" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from its liability to the other several Underwriters or the Trust for its default hereunder.

     12. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Trust, its officers and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Trust or any Subsidiary, any of its officers or directors, the Underwriters or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Stock. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     13. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you at McDonald Investments Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Daniel F. Austin, with a copy to John
J. Jenkins, Calfee, Halter & Griswold LLP, 1400 McDonald Investment Center, Cleveland, Ohio 44114, or if sent to the Trust, will be mailed, delivered or telegraphed and confirmed to the Trust at Glimcher Realty Trust, 20 South Third Street, Columbus, Ohio 43215, Attn: General Counsel, with a copy to Alan S. Pearce, Robinson Silverman Pearce Aronshon & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104.

     14. Successors, Governing Law. This Agreement will inure solely to the benefit of and be binding upon the parties hereto and the officers and directors and controlling persons referred to in Section 10 hereof and their respective successors, assigns, heirs, executors and administrators, and no other persons will have any right or obligation hereunder. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

     15. Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     16. Authority of the Representatives. You represent and warrant that you have been authorized by the several Underwriters to enter into this Agreement on their behalf and to act for them in the manner hereinbefore provided.

     17. Trust Exculpation. This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of the Trust by the undersigned in his capacity as a trustee or officer of the Trust, which has been formed as a Maryland real estate investment trust pursuant to a declaration of trust of the Trust dated as of September 15, 1993, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of the Trust shall be bound or have any personal liability hereunder or thereunder. The Underwriters shall look solely to the assets of the Trust for satisfaction of any liability of the Trust with respect to this Agreement and all documents, agreements, understandings and arrangements relating hereto and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Trust or any of their personal assets for the performance or payment of any obligation hereunder or thereunder.






                            [signature page follows]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement by and among the Trust, the Operating Partnership and the several Underwriters in accordance with its terms.

                                          Very truly yours,

                                          GLIMCHER REALTY TRUST


                                          By:/s/ Herbert Glimcher
                                             -----------------------------

                                          Its:  Chairman
                                              -----------------------------


                                          GLIMCHER PROPERTIES LIMITED
                                          PARTNERSHIP
                                          By:  Glimcher Properties Corporation,
                                                   its general partner


                                          By:/s/ Herbert Glimcher
                                             -----------------------------

                                          Its:  Chairman
                                              -----------------------------


The foregoing Agreement is hereby confirmed and accepted by us in Cleveland, Ohio, acting on our own behalf and as the Representative of the several Underwriters named on Schedule A annexed hereto, as of the date first above written.

McDONALD INVESTMENTS INC.
LEGG MASON WOOD WALKER, INCORPORATED
As Representatives of the Several Underwriters

By: McDONALD INVESTMENTS INC.


By:/s/ Vic Faris
   --------------------------------
          Managing Director

                                                                      SCHEDULE A


                                  UNDERWRITERS


                                                  Number of Shares to
                Underwriter                          be Purchased
                -----------                        -----------------


McDonald Investments Inc......................         2,475,000
Legg Mason Wood Walker, Inc. .................         2,475,000
J.J.B. Hilliard, W.L. Lyons, Inc..............            75,000
Raymond James & Associates, Inc...............            75,000
Tucker Anthony Incorporated...................            75,000



                  Total ......................         5,175,000

                                  Exhibit 2(e)

                            Pledged equity interests


1. Pursuant to a Pledge Agreement, dated as of July 15, 1998, by Glimcher Properties Limited Partnership ("GPLP") and Glimcher Realty Trust in favor of Lehman Brothers Holdings Inc. ("Lehman"), GPLP granted to Lehman a security interest in all of (i) the limited partnership interests of Montgomery Mall Associates Limited Partnership and (ii) the capital stock of Glimcher Montgomery, Inc. owned by GPLP.

2. Pursuant to a Pledge Agreement, dated as of September 15, 1998, by GPLP and certain subsidiaries in favor of Bankers Trust Company ("Bankers Trust"), GPLP and such subsidiaries granted to Bankers Trust a security interest in, among other things, distributions on all of the membership interests of (i) Dayton Mall Venture, LLC, owned by GPLP and Glimcher Dayton Mall, Inc.;
     (ii) Glimcher University Mall Limited Partnership owned by GPLP and Glimcher Tampa, Inc.; (iii) Montgomery Mall Limited Partnership owned by GPLP and Glimcher Montgomery, Inc. and (iv) Glimcher York Associates Limited Partnership owned by GPLP and Glimcher York, Inc.

3. Pledge by the Trust of its Series D Convertible Preferred Beneficial Interests of GPLP pursuant to a Collateral Assignment of Preferred Partnership Interests dated as of June 4, 1998, between the Trust and Partnership Acquisition Trust II.

4. Pledge by the Trust of its Series A-1 Convertible Preferred Beneficial Interests of GPLP pursuant to a Collateral Assignment of Preferred Partnership Interests dated as of November 26, 1996, between the Trust and Partnership Acquisition II.

                      Glimcher Realty Trust and Affiliates
                              Ownership at 5/15/01

1. Glimcher Realty Trust ("GRT") is owned 99% by the public and 1% by Glimcher affiliates and other unrelated parties.


2.   Glimcher Properties Corporation ("GPC") is owned 100% by GRT.


3. Glimcher Properties Limited Partnership ("GPLP") is owned 87.309897% by GRT and 11.917381% by Glimcher affiliates and other unrelated parties as limited partners and 0.772722% by GPC as general partner.


4.   Glimcher Development Corporation ("GDC") is owned 100% by GPLP.


5.   Glimcher Holdings LP: 99% by GPLP as limited partner
                           1% by Glimcher Holdings, Inc., as general partner, which is owned 100% by GPC


6.   Glimcher Centers LP: 99% by GPLP as limited partner 1% by Glimcher Centers,
                          Inc., as general partner, which is owned 100% by GPC


7.   Grand Central LP:    99% by GPLP as limited partner 1% by Glimcher Grand
                          Central, Inc., as general partner, which is owned 100% by GPC


8.   Morgantown Mall      99% by GPLP as limited partner
     Association LP:      1% by Glimcher Morgantown Mall, Inc., as general
                          partner, which is owned 100% by GPC


9.   Glimcher York        99% by GPLP as limited partner
     Associates LP:       1% by Glimcher York, Inc., as general partner, which
                          is owned 100% by GPC

                      Glimcher Realty Trust and Affiliates
                              Ownership at 5/15/01

10.  Glimcher University  99% by GPLP as limited partner
     Mall LP: 1% by Glimcher Tampa, Inc., as general partner, which is owned 100% by GRT

11.  Weberstown Mall LLC: 99% by GPLP
                          1% by Glimcher Weberstown, Inc., which is owned 100% by GRT

12.  Glimcher Northtown   99% by GPLP
     Venture LLC:         1% by Glimcher Blaine, Inc., which is owned 100% by
                          GRT

13.  Montgomery Mall      99% by GPLP
     Associates LP:       1% by Glimcher Montgomery, Inc., which is owned 100%
                          by GRT


14.  Glimcher Lloyd       99% by GPLP
     Venture LLC:         1% by Glimcher Portland, Inc., which is owned 100% by
                          GRT


15.  Georgesville Square  99% by GPLP
     LLC:                 1% by Glimcher Georgesville, Inc., which is owned
                          100% by GRT


16.  Great Plains         54% by Olathe Mall LLC (see item 17 below)
     MetroMall LLC:       45% by Partnership Acquisition Trust III (Numura)
                          1% by GP MetroMall Inc., which is owned 100% by GRT


17.  Olathe Mall LLC:     99% by GPLP
                          1% by GP Olathe, Inc., which is owned 100% by GRT


18.  Johnson City Venture 99% by GPLP
     LLC: 1% by Glimcher Johnson City, Inc., which is owned 100% by GRT

                      Glimcher Realty Trust and Affiliates
                              Ownership at 5/15/01


19.  Mount Vernon Venture 99% by GPLP
     LLC: 1% by Glimcher Mount Vernon, Inc., which is owned 100% by GRT


20.  Meadowview Square    99% by GPLP
     LLC:                 1% by Glimcher Meadowview Square, Inc., which is
                          owned 100% by GRT


21.  East Pointe Venture  99% by GPLP
     LLC: 1% by Glimcher East Pointe, Inc., which is owned 100% by GRT


22.  Plaza Vista Venture  99% by GPLP
     LLC: 1% by Glimcher Plaza Vista, Inc., which is owned 100% by GRT


23.  Lexington Parkway    99% by GPLP
     Venture LLC:         1% by Glimcher Lexington, Inc., which is owned 100%
                          by GRT


24.  River Valley Venture 99% by GPLP
     LLC:                 1% by Glimcher River Valley, Inc., which is owned
                          100% by GRT


25.  Loyal Plaza Venture  99% by GPLP as limited partner
     LP: 1% by Glimcher Loyal Plaza, Inc., as general partner, which is owned 100% by GRT


26.  Glimcher New Jersey MetroMall LLC is owned 100% by GPLP.


27.  Jersey Gardens      60% by Glimcher New Jersey MetroMall LLC
     Center LLC:         40% by Partnership Acquisition Trust IV (Nomura)

                      Glimcher Realty Trust and Affiliates
                              Ownership at 5/15/01


28.  N.J. Metromall Urban 70% voting stock held by GDC
     Renewal, Inc.:       30% voting stock held by others 100% nonvoting stock
                          held by Elizabeth MetroMall LLC (see item 29 below)


29.  Elizabeth MetroMall  60% by Glimcher New Jersey MetroMall LLC
     LLC:                 40% by Partnership Acquisition Trust IV (Nomura)

                      Glimcher Realty Trust and Affiliates
                              Ownership at 5/15/01



                  Ownership of Off-Balance Sheet Joint Ventures

30.  Dayton Mall Venture  49% by GPLP
     LLC: 1% by Glimcher Dayton Mall, Inc., which is owned 100% by GRT
                          50% by Partnership Acquisition Trust I (Nomura)


31.  Colonial Park Trust: 100% beneficiary is Colonial Park Mall LP (see item 34 below)


32.  Catalina Partners    1% by Colonial Park Trust, as general partner
     LP:                  88% by Colonial Park Mall LP, as limited partner (see
                          item 34 below)
                          11% by IRI Finance, as limited partner


33.  Glimcher Colonial    100% beneficiary is GRT
     Trust:


34.  Colonial Park Mall   0.5% by Glimcher Colonial Trust, as general partner
     LP:                  49.5% by GPLP
                          50% by third party investors


35.  Glimcher Colonial    Trustee for Glimcher Colonial Trust and Colonial Park
     Park Mall, Inc.:     Trust which is owned 100% by GRT


36.  Glimcher Supermall   33.845% by GPLP
     LLC:                 1% by Glimcher Auburn, Inc., which is owned 100% by
                          GRT
                          34.845% by Partnership Acquisition Trust I (Nomura)
                          30.31% by Washington Supermall Interest LP


37.  Polaris Center LLC: 49% by GPLP
                         1% by Glimcher PTC, Inc., which is owned 100% by GRT 50% by N.P. Limited Partnership

                      Glimcher Realty Trust and Affiliates
                              Ownership at 5/15/01

                  Ownership of Off-Balance Sheet Joint Ventures

38.  San Mall Corporation: 80% Class A voting stock by third party investors
                           20% Class B non-voting stock by GPLP


39.  San Mall LP:          0.5% by San Mall Corporation, as general partner
                           99.5% by San Mall LLC, as limited partner (see item
                           40 below)


40.  San Mall LLC:         80% by third party investors
                           20% by GPLP


41.  Eastland Retail       80% Class A voting stock by third party investors
     Corporation:          20% Class B non-voting stock by GPLP


42.  Eastland Mall LP:     0.5% by Eastland Retail Corporation, as general
                           partner
                           99.5% by Eastland Mall LLC, as limited partner (see item 43 below)


43.  Eastland Mall LLC:    80% by Nomura 20% by GPLP


* All entities have preferred equity contributions from partners or members that are in ratios that may differ from each partner's or member's overall percentage interest.